Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Guanwei Recycling Corp. (the “Company”) on Form 10-Q/A for the three months ended March 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Form 10-Q/A”), I, Yang Feng, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1. The Form 10-Q/A fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended,  and;

2. The information contained in the Form 10-Q/A fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: January 30, 2012

/s/ Yang Feng
Yang Feng Chief Financial Officer